UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 11, 2025

DEFI DEVELOPMENT CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-41748	83-2676794
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6401 Congress Avenue, Suite 250 Boca Raton, Florida	33487
(Address of registrant’s principal executive office)	(Zip code)

(561) 559-4111

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	DFDV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 11, 2025, DeFi Development Corp., a Delaware Corporation (the “Company”, “our”), entered into a Share Purchase Agreement (the “Purchase Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”) with RK Capital Management LLC and its affiliates (each, the “Investor”), pursuant to which the Investor has committed to purchase, subject to certain limitations, up to $1 billion (the “Initial Commitment”) of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), which Initial Commitment may be increased to up to an aggregate of $5 billion of Common Stock upon mutual agreement by the parties (the “Total Commitment”).

Under the terms and subject to the conditions of the Purchase Agreement, the Company has the right, but not the obligation, to direct the Investor to purchase up to the Total Commitment of shares of Common Stock from time to time for a period of 36 months from the date of the Purchase Agreement. The purchase is subject to certain conditions, including the filing and effectiveness of a resale registration statement (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) registering the resale of the shares to be sold to the Investor under the Purchase Agreement.

Upon receipt of a purchase notice from the Company, the Investor may be obligated to purchase shares of Common Stock as the Company directs, subject to certain conditions and limitations, at a price per share calculated based on a discount to recent trading prices of the Common Stock equal to 98.75% of the time weighted average price (“TWAP”) per share of our Common Stock, and 98.0% of the TWAP for certain intraday purchases. Actual sales of shares of Common Stock to the Investor will depend on a variety of factors to be determined by the Company from time-to-time, including, among other things, market conditions, the trading price of the Company’s Common Stock, and determinations by the Company as to the appropriate sources of funding for the Company and its operations.

The net proceeds from sales, if any, under the Purchase Agreement to the Company will depend on the frequency and prices at which the Company sells shares of its Common Stock to the Investor. The Company expects that any proceeds received by the Company from such sales to the Investor will primarily be used for general corporate purposes, which may include the acquisition of Solana. It is possible that no shares will be issued under the Purchase Agreement.

Pursuant to the Purchase Agreement, the Company will pay a commitment fee to the Investor in the form of Common Stock with an aggregate market value of $12,500,000 or 1.25% of the Initial Commitment (the “Initial Commitment Fee”), which will be paid in twelve equal monthly installments commencing on the effective date of the Registration Statement (each a “Commitment Fee Payment Date”). If the Initial Commitment is increased, the Company will pay an additional commitment fee to the Investor in the form of Common Stock with an aggregate market value equal to 1.25% of such increased commitment amount.

In connection with the entry into the Purchase Agreement, the Company also entered into the Registration Rights Agreement, pursuant to which the Company agreed to file with the SEC, within twenty-one calendar days of the date of the Registration Rights Agreement, the Registration Statement for the resale by the Investor of the shares of Common Stock that may be issued in connection with the Initial Commitment under the Purchase Agreement (including the shares of Common Stock used to pay the Initial Commitment Fee, if any).

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions, and indemnification obligations of the parties. The Purchase Agreement will automatically terminate on the earliest of (i) the 36-month anniversary of the Purchase Agreement, (ii) the date on which the Investor shall have made payment to the Company for Common Stock equal to the Total Commitment or (iii) the date any statute, rule, regulation, executive order, decree, ruling or injunction that would prohibit any of the transactions contemplated by the Purchase Agreement goes into effect. The Company has the right to terminate the Purchase Agreement at any time, at no cost or penalty, upon ten trading days’ prior written notice to the Investor so long as (a) there are no outstanding purchase notices under which the shares of Common Stock have yet to be issued and (b) the Company has paid all amounts owed to the Investor pursuant to the Purchase Agreement. The Company and the Investor may also agree to terminate the Purchase Agreement by mutual written consent.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and each of which is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

The shares of Common Stock that may be issued under the Purchase Agreement are being offered and sold in transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption afforded under Section 4(a)(2) thereof.

Item 7.01 Regulation FD Disclosure.

On June 12, 2025, the Company issued a press release (the “Press Release”) announcing that the Company entered into the Purchase Agreement with the Investor. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information provided in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Share Purchase Agreement, dated as of June 11, 2025, by and among DeFi Development Corp., RK Capital Management LLC, North Commerce Parkway Capital LP and TQ Master Fund LP.
10.2	Registration Rights Agreement, dated as of June 11, 2025, by and among DeFi Development Corp., RK Capital Management LLC, North Commerce Parkway Capital LP and TQ Master Fund LP.
99.1	Press release dated June 12, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2025	DEFI DEVELOPMENT CORP.

	By:	/s/ Joseph Onorati
	Name:	Joseph Onorati
	Title:	Chairman & CEO

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